Exhibit 10.1




328 - 550 Burrard Street, Vancouver, B.C. V6C 2B5 TEL. 604-685-8311
FAX 604-685-1682       SYR:TSXV


                                                                    May 31, 2006

Konigsberg Corporation
90 Reynolds Street
Oakville Ontario
L6J 3K2

Attention: Adam Cegielski

Dear Mr Cegielski:


RE: OPTION AGREEMENT BETWEEN SYDNEY RESOURCE CORPORATION ACTING THROUGH AND ON
    BEHALF OF IT'S WHOLLY OWNED SUBSIDIARY GOLONDRINA S DE RL DE CV ("SYDNEY" OR "OPTIONOR") AND KONIGSBERG CORPORATION ("KONIGSBERG" OR "OPTIONEE,").

This option agreement (the "Agreement") sets out the terms and conditions by which the Optionor, a corporation incorporated under the laws of the Province of British Columbia in the case of Sydney and under the laws of Mexico in the case of Golondrina, agrees to grant to Konigsberg, a company incorporated under the laws of the State of Nevada, the sole and exclusive right and option to acquire up to a 75% undivided right, title and interest in and to the YOQUIVO Property (the "Option"), consisting of 6 mineral concessions, located in the state of Sonora, Mexico, as described in Schedule A attached hereto (the "Property"). Konigsberg acknowledges the underlying agreement for the Property attached hereto as Schedule B (the "Underlying Agreement").

This Agreement, save as indicated below, is subject to the approval of the Board of Directors of Sydney and Golondrina with the time for such approval not to exceed 10 business days from the date this Agreement is executed, approval of this agreement by the underlying property vendor as per the terms of the Underlying Agreement the time for such approval not to exceed 10 business days from the date of this Agreement is executed and applicable regulatory approvals. The date of this Agreement shall be deemed to be the date of the Letter of Intent which has been accepted by both parties and which is included for reference as Schedule D. This Agreement shall replace any previous agreements between the parties and shall constitute the full agreement between the parties save and except for a formal joint venture agreement which shall be entered into as detailed in this Agreement.

1.   THE  OPTION

     .1. The Optionor hereby grants to Konigsberg the sole, exclusive and irrevocable right and option (First Option) to acquire an undivided
          50%  right,  title  and  interest  in  and  to  the  Property  by:

          .1. Making, in favour of the Optionor, the following optional cash payments - all payments to be made in U.S. Dollars unless otherwise specified:

               (A) $25,000 within 5 days upon signing of the Letter of Intent (paid);

               (B) $75,000 within 30 days of the date of signing the Letter of Intent (paid);

                    for  total  aggregate  cash  payments  of  $100,000,  which
                    -----------------------------------------------------------
                    Optionor  acknowledges  has  been  paid  in  full.
                    -------------------------------------------------

     .2. Issuing in favour of the Optionor the following number of common shares of Konigsberg, subject only to those trading restrictions required by Konigsberg's listing exchange at the time of issue or as required by law or regulation:

               (A) Within 30 days of the date of the Letter of Intent 500,000 common shares of Konigsberg (issued and delivered);

               (B) Within 12 months of the date of signing of the Letter of Intent 500,000 common shares of Konigsberg.

     For  total  aggregate  share  payments  of  1,000,000  shares,  of  which
     ---------------------------------------------------------------------------
     Optionor  acknowledges  500,000  shares have been issued and delivered. All
     ---------------------------------------------------------------------------
     share  certificates  issued  pursuant to this agreement shall have a 1 year
     ---------------------------------------------------------------------------
     hold  period  from  date  of  issue.
     -----------------------------------

     1.1.3. Completing the following cumulative Exploration Expenditures totaling $1,000,000.00 over 24 months as defined below:

               (A) $250,000 in cumulative exploration expenditures within 6 months of the date of this Agreement which shall be a firm commitment on the part of Konigsberg;

               (B) $600,000.00 in cumulative exploration expenditures within 12 months of the date of this Agreement;

               (C) $1,000,000.00 in cumulative exploration expenditures within 24 months of the date of this Agreement;

                    For  a  total  cumulative  Exploration  Expenditures  of
                    --------------------------------------------------------
                    $1,000,000.
                    -----------

The initial cash payment of $100,000, the issuance of 500,000 common shares and the initial exploration expenditure of $250,000.00 shall be a binding commitment on the part of Konigsberg. All other payments and expenditure commitments as set out herein shall be at the option of Konigsberg but shall be required to keep this agreement in good standing.

Konigsberg further agrees to be responsible for making, through the offices of Sydney and Golondrina, all necessary property and tax payments to keep the property in good standing with respect to the Underlying Agreement during the earn in period of the first option. Funds to meet said payments shall be delivered 30 days in advance of the appropriate due date to the account of Sydney Resource Corporation in order to facilitate the timely exchange and transfer into the account of Golondrina. Konigsberg shall further agree to be bound by the terms and conditions of the Underlying Agreement.

Once Konigsberg has vested its initial 50% interest in the project and delivered notice to Sydney that it has chosen not to proceed with the exercise of its 2nd Option as outlined below the parties shall enter into the joint venture agreement as to be set out in Schedule C and shall share equally in all exploration costs and payments subject to standard dilution terms.

It is understood that Sydney will act as operator during the earn-in phase of the agreement and shall be entitled to charge a management fee of 10% on all property exploration expenditures and related head office overhead. A management committee consisting of two representatives of each Company shall be formed upon acceptance of the terms of this Agreement. As operator Sydney will be responsible for proposal of exploration programs to the management committee. Konigsberg as funding partner shall be responsible for funding, in full, any and all exploration programs approved by the management committee in advance of the commencement of exploration.

Upon Konigsberg successfully exercising the first option, Sydney shall hereby grant to Konigsberg the sole, exclusive and irrevocable right and option (the 2nd Option) to earn an additional 25% undivided right, title and interest (cumulative 75%), subject to back-in provisions in favour of Sydney as indicated below, under the following terms and conditions:

          A) Within 60 days of having vested an initial 50% interest in the property making a cash payment in favour of Sydney of $250,000;
          B) Within 60 days of having vested an initial 50% interest in the property issuing to Sydney an additional 1,000,000 common shares of Konigsberg
          C) Completing an additional $1,500,000 in exploration expenditures on the property within an additional 24 month period and making the necessary cash payments to the vendor as per the terms and conditions of the Underlying Agreement.

Should Konigsberg successfully exercise the 2nd Option, Sydney shall have the one-time right, exercisable within 90 days of Konigsberg having vested at 75%, via the 2nd Option, to back into a 50% interest in the property ("Back-In Right") by making a single cash payment in favour of Konigsberg equal to the greater of (a) two (2) times Konigsberg's cumulative exploration expenditures incurred under the terms of the 2nd Option, exclusive of acquisition payments, or (b) should the value of the Konigsberg shares issued under the terms of the 2nd Option exceed $1,500,000 on the date of exercise of the back in right, a total of two (2) times Konigsberg cumulative exploration expenditures incurred under the terms of the 2nd Option, exclusive of acquisition costs, plus one half of the amount by which Konigsberg's shares exceed $1,500,000. Said payments are to be due within 10 days of written notice delivered to Konigsberg by Sydney that it has chosen to exercise its Back-In Right.

Konigsberg shall have the additional right, exercisable within seven (7) days of receipt of notice of Sydney's decision to exercise its Back-In Right, to extinguish said right through the issuance of an additional 1,000,000 common shares of Konigsberg in Sydney's favor. In this event a joint venture will be formed between the parties under a joint venture agreement which is set out as schedule C to this agreement.

During the duration of the earn-in phase of this Agreement (First and Second Options), or until such time as a joint venture is formalized in accordance with schedule C, Konigsberg will be responsible for making all payments required under the terms of the Underlying Agreement between the Optionor and Mr. Jose Maria Dozal Rascon as outlined in Schedule B. Upon formation of a joint venture the parties shall agree to make said payments on a pro-rata basis relative to their working interest in the project at the time of the payment. If it is decided by the parties to complete a Feasibility Study, as defined by Canadian National Policy Instrument 43-101, the parties shall share the expenses of same on a pro-rata basis.

During the duration of the earn-in phase of this Agreement (First and Second ), or until such time as a joint venture is formalized in accordance with Schedule C, title to the Property will remain registered with the Optionor. Upon formation of a joint venture, the Optionor shall transfer to Konigsberg or its Mexican registered subsidiary and caused to be registered in accordance with the laws of Mexico that percentage interest which Konigsberg has earned at the time of formation of the joint venture. All costs associated with the transfer and register of said interest to be borne by Konigsberg in their entirety.

2.   DEFINITIONS

     .1. "Exploration Expenditures" shall mean all expenditures for the exploration of the Property including but not limited to, geological mapping, sampling, assaying, geophysical and geochemical surveys, field support costs, drilling and mobilization of equipment, metallurgical sampling, report writing and tenure maintenance.

     .2. "Feasibility Study" shall mean a report completed under the supervision of a qualified person, as per Canadian National Instrument 43-101, that outlines the reserves and resources on the Property, potential mining methods and plan, metallurgical extraction of valuable minerals, a proposed list of equipment and facilities required for the proposed mining plan and processing facilities, environmental and permitting considerations and requirements and a reclamation and remediation proposal accompanied with an estimate and schedule of the cost of the foregoing both for capital and operations and a schedule of production for valuable minerals and a financial model of detail suitable for a financial institution. The cost of the feasibility study shall be shared on a pro rata basis subject to the terms and conditions outlined above.

3.   RIGHT  OF  ENTRY

     Provided this Agreement is in good standing, Konigsberg, its servants and agents (persons authorized by Konigsberg) and any assigns, shall have the right of access to and from the Property and the right to enter upon, examine all work completed by the operator, sample as may be required to confirm the work completed by the operator, explore and develop the Property in conjunction with the operator and fund the Exploration Expenditures and undertake such other activities as may be required to vest its interests hereunder in such a manner as Konigsberg, in its sole discretion, may deem advisable.

4.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  OPTIONOR

     The Optionor represents and warrants to, and covenants with Konigsberg that to the best of its knowledge and where a party acting reasonably should have known:

     4.1 the Property is accurately described in Schedule A, and is presently in good standing under the applicable laws of Mexico;

     4.2 there are no encumbrances, royalties or liens of any kind associated in any way, save as outline in Schedule B, with the Property;

     4.3 the Optionor has the exclusive right to enter into this Agreement and to dispose of an interest in the Property in accordance with the terms and conditions of this Agreement subject only the approval of the underlying vendor said approval not to be unreasonably withheld;

     4.4 the Underlying Agreement is in good standing and is in full force and effect;

     4.5 the Underlying Agreement has been accepted for filing by the TSX Venture Exchange and all other applicable regulatory approvals have been received in respect of the Property;

     4.6 there is no adverse claim or challenge against or to the ownership of the Property, nor is there any outstanding agreements or options to acquire or purchase the Property or any portion thereof other than the Underlying Agreement, and no person, firm or corporation has any proprietary or possessory interest in the Property other than the Optionor and as provided for under this Agreement;

     4.7 there are no reclamation or rehabilitation requirements outstanding on the Property of which Konisberg has not or will not be advised and all work has been carried out in accordance with all applicable laws of the federal mining law of Mexico;

     4.8 The Optionor is not aware of any material fact or circumstance which has not been disclosed to Konigsberg which should be disclosed in order to prevent the representations and warranties of the Optionor provided in this Agreement from being misleading; and

     4.9 the Optionor has, or will throughout the term of this agreement, advised Konigsberg of all of the material information about the Property generally and specifically as to its mineral potential.

     The representations and warranties of the Optionor herein before set out are conditions on which Konigsberg has relied in entering into this Agreement and will survive the acquisition of any interest in the Property by Konigsberg and/or the termination of this Agreement. The Optionor hereby indemnifies and saves Konigsberg harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by the Optionor, that the Optionor had knowledge of, or acting reasonably should have had knowledge of and contained in this agreement

5.   REPRESENTATIONS  AND  WARRANTIES  OF  KONIGSBERG
     Konigsberg  represents  and  warrants  to  the  Optionor  that:

     .1. it is properly constituted and has the full power and authority to enter into this Agreement; and

     .2. there are no outstanding suits or actions for non-performance on reclamation work or any other activities with respect to Konigsberg.

6.   COVENANTS  OF  KONIGSBERG

     Konigsberg covenants and agrees with the Optionor that until the Option is exercised in accordance with the terms and conditions of this Agreement, or the Option or this Agreement otherwise terminates, Konigsberg shall:

     .1. keep the Property free and clear of liens and other charges arising from the operations of Konigsberg under this Agreement;

     .2. carry on all operations on the Property in a good and miner-like manner and in compliance with all applicable governmental regulations and restrictions;

     .3. pay or cause to be paid any rates, taxes, duties, royalties, assessments or fees levied with respect to the Property or Konigsberg's operations thereon;

     .4. indemnify and hold the Optionor harmless from any and all liabilities, costs, damages or charges arising from the failure of Konigsberg to comply with the covenants of Konigsberg contained herein or otherwise arising from the operations on the Property by Konigsberg, its servants or agents, including any environmental cleanup required or ordered pursuant to the laws of Mexico; and

     .5. provide the Optionor with bi-annual reports, in writing, with respect to its operations on the Property and shall provide the Optionor with copies of any and all documents filed by Konigsberg for recording of it's interest with respect to the Property and any related regulatory filings .

7.   COVENANTS  OF  THE  OPTIONOR

     As set out in this agreement the Optionor has agreed to act as operator during the earn in phase of the Agreement and is entitled to charge a 10% management fee on all property exploration expenditures and related head office overhead. Accordingly, the Optionor covenants and agrees with Konigsberg that until the Option is exercised in accordance with the terms and conditions of this Agreement, or the Option or this Agreement otherwise terminates, the Optionor shall:

     .1. keep the Property free and clear of liens and other charges arising from the operations of the Optionor under this Agreement;

     .2. carry on all operations on the Property in a good and miner-like manner and in compliance with all applicable governmental regulations and restrictions;

     .3. pay or cause to be paid any rates, taxes, duties, royalties, assessments or fees levied with respect to the Property or Optionor's operations thereon funding for said tax payments to be funded as detailed above;

     .4. indemnify and hold Konigsberg harmless from any and all liabilities, costs, damages or charges arising from the failure of the Optionor to comply with the covenants of the Optionor contained herein or otherwise arising from the operations on the Property by the Optionor, its servants or agents, including any environmental cleanup required or ordered pursuant to the laws of Mexico; and

     .5. provide Konigsberg with bi-annual reports, in writing, with respect to its operations on the Property and shall provide Konigsberg with copies of any and all documents filed by Optionor for recording of assessment work on the Property.

8.   JOINT  VENTURE

     .1. Once Konigsberg has earned an interest in the Property as provided above, Konigsberg may elect at any time to form a joint venture with the Optionor (the "Joint Venture") in accordance with the terms and conditions of a joint venture agreement in substantially the form attached hereto as Schedule C (the "Joint Venture Agreement"). The Optionor , or its assigns, shall be the operator of the Joint Venture initially but the operator may be replaced as provided in the Joint Venture Agreement.

     .2. The Joint Venture Agreement shall include a provision that in the event that the Joint Venture working interest of Konigsberg or the Optionor is diluted to a 10% working interest, in accordance with the terms and conditions of the Joint Venture Agreement, the diluted party shall revert to a 2.0% Net Smelter Royalty on the Property, which shall be subject to an exclusive and irrevocable option held by the other party whereby the other party may at any time purchase one half of the 2.0% Net Smelter Royalty (i.e. 1.0%) for a sum of U.S. $2.0 million. In addition the non-diluted party will hold an exclusive and irrevocable 30 day right of first refusal on any and all dispositions of any portion of such Net Smelter Royalty by the diluted party.

     .3. Upon the formation of the Joint Venture, the Optionor will cause to be transferred and recorded in accordance with the laws of Mexico that portion of the title interest which has been earned by Konigsberg to Konigsberg's legally registered Mexican operating subsidiary said subsidiary to be established by Konigsberg prior to the vesting of an interest in the Property.

9.   TERMINATION

     .1. Konigsberg shall be permitted to return any part of the Property to the Optionor prior to the termination of the Agreement, without effect to the rights of Konigsberg under this Agreement, provided, however, that Konigsberg must insure that it leaves any returned part of the Property in good standing with respect to the applicable property taxes and work requirements as necessitated by the Mexican government.

     .2. Konigsberg may terminate this Agreement at any time after having met its firm commitments as outlined above, by giving written notice to the Optionor of the termination of this Agreement (the "Notice of Termination") and such termination shall be effective on the 15th day after the Notice of Termination is sent to the Optionor. Konigsberg must leave the Property in good standing with respect to the applicable property taxes and work requirements as necessitate by the Mexican government.

     .3. Notwithstanding Paragraph 9.2, if Konigsberg fails to make any payment (optional, discretionary or otherwise) or fails to do anything on or before the last day provided for such payment or performance under this Agreement (in each or either case referred to as a "default" ), the Optionor may terminate this Agreement but only if:

          .1. The Optionor has first given Konigsberg written notice of the default containing particulars of the payment which Konigsberg has not made or the act which Konigsberg has not performed; and

          .2. Konigsberg has not, within 30 days following delivery of such notice, cured such default by appropriate payment or performance (Konigsberg hereby agreeing that should it so commence to cure any default, they will prosecute the same to completion without undue delay).

     .4. Should Konigsberg fail to comply with the provisions of Sub-paragraph 9.3, the Optionor may thereafter terminate this Agreement by notice to Konigsberg with respect to the default on the Property as laid out in Sub-paragraph 9.3.

     .5. Upon the termination of the Agreement, Konigsberg forfeits any and all interest in the Property and shall cease to be liable to the Optionor in debt, damages or otherwise, save for the performance of those obligations, which theretofore should have been performed. Upon termination of this agreement by the Optionor, Konigsberg must leave the Property in good standing with respect to the applicable property taxes and work requirements as necessitate by the Mexican as of the date of termination. If termination relates to the failure to make a payment, the last payment shall not be considered an obligation that should have been performed.

     .6. Upon the termination of this Agreement, Konigsberg shall provide copies of all maps and reports with respect to the Property that it has generated and vacate the Property within a reasonable time after such termination, but shall have the right of access to such Property for a period of three months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures there from.

10.   INDEPENDENT  ACTIVITIES

     Except as expressly provided herein, both parties shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavours of any sort whatsoever, whether or not competitive with the endeavours contemplated herein without consulting the others or inviting or allowing the others to participate therein. Neither party shall be under any fiduciary or other duty to the other, which will prevent them from engaging in, or enjoying the benefits of competing endeavours within the general scope of the endeavours contemplated herein. The legal doctrines of "corporate opportunity" sometimes applied to persons engaged in a joint venture or having fiduciary status shall not apply in the case of any of either of the parties. In particular, without limiting the foregoing, neither of the parties shall have an obligation to the other party as to:

     .1. any opportunity to acquire, explore and develop any mining property, interest or right presently owned by them or offered to them outside of the Property at any time; and

     .2. the erection of any mining plant, mill, smelter or refinery, whether or not such mining plant, mill, smelter or refinery is erected for processing ores or concentrates from the Property.

11.  CONFIDENTIALITY  OF  INFORMATION

     Both parties hereto shall treat all data, reports, records and other information relating to this agreement and the Property as confidential. While this agreement is in effect, neither of the parties hereto shall, without the express written consent of the other, disclose to any third party any information concerning the results of the operations hereunder nor issue any press releases concerning this agreement or its exploration operations except where:

     .1. such disclosure is mandatory under the law or is deemed necessary by Konigsberg's or the Optionor's counsel for the satisfaction by Konigsberg or the Optionor of their obligations to applicable securities regulatory bodies; or

     .2. Konigsberg or the Optionor is seeking the participation of such third party in the exploration, development or production or financing of the Property and such information is divulged under confidential circumstances. Due consideration shall be given to present and future governmental regulations with respect to such data disclosures. The parties shall provide to each other, with minimum 24 hour notice where possible, draft planned press releases for comment.

12.  ASSIGNMENT

     .1. Each of the parties has the right to assign all or any part of their interest in the Property and in this agreement. It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agree in writing to be bound by the terms of this agreement, as if it had been an original party hereto.

     .2. Konigsberg shall have a 30 day first right of refusal on any sale or transfer of the Optionor' rights title or interest in the Property or any royalty from the Property.

     .3. In the event that a Joint Venture is formed, following the commencement of the Joint Venture, the Optionor shall have a 60 day first right of refusal on the sale of the Konigsberg interest. The right of first refusal in clause 12.3 shall not operate retroactively.

13.  UNAVOIDABLE  DELAYS

     If either party should be delayed in or prevented from performing any of the terms, covenants or conditions of this Agreement by reason of a cause beyond the control of such parties, including fires, floods, earthquakes, subsidence, ground collapse or landslides, interruptions or delays in transportation or power supplies, strikes, lockouts, wars, acts of God, government regulation or interference, including but without restricting the generality of the foregoing, forest or highway closures or any other cause beyond such parties' control, then any such failure on the part of such parties to so perform shall not be deemed to be a breach of this agreement and the time within which such parties are obliged to comply with any such term, covenant or condition of this agreement shall be extended by the total period of all such delays. In order that the provisions of this article may become operative, such party shall give notice in writing to the other party, forthwith and for each new cause of delay or prevention and shall set out in such notice particulars of the cause thereof and the day upon which the same arose, and shall give like notice forthwith following the date that such cause ceased to subsist.

     If Notice under this clause is provided the Optionor shall also provide Notice to the Government of Mexico and make reasonable commercial efforts to have provisions made for additional time with respect to completion of work requirements and payment of mineral taxes and associated deadlines. However, there is no assurance that theses efforts will be successful and if not the requirement for maintaining claims in good standing shall be waived if necessary.

14.  ARBITRATION

     If there is any disagreement dispute or controversy (a "Dispute") between the parties with respect to any matter arising under this agreement or the construction hereof, then the Dispute shall be determined by arbitration in accordance with the following procedures:

     .1. The parties on both sides of the Dispute shall inform the other parties by notice of the name of an appointed independent person as Arbitrator, who is a recognized expert in the area which is the subject matter of the Dispute; and

     .2. The appointed Arbitrators shall agree on the name of the one person that they wish to act as the third Arbitrator. If the two Arbitrators can not agree within 30 days of their appointment on a third Arbitrators they shall ask the head of the Bar Association of British Columbia to select a third Arbitrator.

     The arbitration shall be conducted in accordance with the Arbitrations Act (British Columbia) and the decision of the arbitrator panel shall be made within 30 days following their being named, shall be based exclusively on the advancement of exploration, development and production work on the Property and not on the financial circumstances of the parties. The costs of arbitration shall be borne equally by the parties to the Dispute unless otherwise determined by the arbitrator in the award.

15.  NOTICES

     Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered by courier or if mailed by registered mail, addressed as follows:

         In  the  case  of  Sydney  Resource  Corporation:
            C/o the President
            328-550  Burrard  Street
            Vancouver,  BC  V6C  2B5
            Facsimile:  604-685-1682

         In  the  case  of  Konigsberg  Corporation:
            C/o  Adam  Cegielski,  President
            Konigsberg  Corporation
            90 Reynolds Street
            Oakville Ontario
            L6J 3K2
            Facsimile:

     And any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the tenth (10th) business day following the date of mailing, or, if telegraphed or faxed, on the next succeeding day following the telegraphing or faxing thereof PROVIDED HOWEVER that during the period of any postal interruption in either the country of mailing or the country of delivery, any notice given hereunder by mail or if mailed by registered mail shall be deemed to have been given only as of the date of actual delivery of the same. Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

16.  GENERAL  TERMS  AND  CONDITIONS

     .1. The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of is agreement.

     .2. This Agreement shall represent the entire understanding between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations, or modifications of this agreement shall be binding upon all parties until and unless a memorandum in writing to such effect shall have been signed by both parties hereto.

     .3. The titles to the articles to this agreement shall not be deemed to form part of this agreement but shall be regarded as having been used for convenience of reference only.

     .4. The schedules to this agreement shall be construed with and as an integral part of this agreement to the same extent as if they were set forth verbatim herein.

     .5. All reference to dollar amounts contained in this agreement are references to United States funds.

     .6. This Agreement shall be governed by and interpreted in accordance with the laws in effect in British Columbia, and the parties hereto attorn to the courts of British Columbia for the resolution of any disputes arising out of this agreement.

     .7. The Agreement may be executed in any number of counterparts. Each counterpart shall be deemed for all purposes to be an original, and all such counter-parts shall constitute one and the same instrument, binding on all of the parties hereto. A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

     .8. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     If the foregoing correctly sets forth your understanding of the terms and conditions agreed to between us with respect to the Option granted to Konigsberg and the general terms and conditions of any Joint Venture, please acknowledge the same by signing and returning to us the duplicate copy of this letter enclosed for that purpose, whereupon a binding agreement among us will be in effect.

     SYDNEY RESOURCE CORPORATION

     Per: /s/ Darin Wagner
         ---------------------------
         Darin Wagner
         President and Director

     The Undersigned, Konigsberg, hereby confirm our acceptance of the foregoing terms and conditions and agree to be bound thereby as of this 31st day of May , 2006.

     KONIGSBERG CORPORATION



      Per: /s/ Adam Cegielski
          -------------------------
          Adam Cegielski,
          President and Director

                                   SCHEDULE A

Claim Schedule and Map
----------------------
Mineral Concessions - YoquivoProperty
-------------------------------------



     Mineral Concessions     Type of Concession     Title No.       Hectares
     -------------------     ------------------     ---------     ------------

     El Dollar                  Exploitation          214876        9.1902

     La Nina                    Exploration           217475        122.0000

     San Francisco de Yoquivo   Exploration           220851        91.0579

     Dolores                    Exploration           216491        71.6262

     La Restauradora            Exploration           217476        60.8098

     La Copa                    Exploration           223499        2,500.0000
     -------------------     ------------------     ---------     ------------
     Total                                                          2,854.6841

                                   SCHEDULE  B




ENCUMBRANCES (to include any and all underlying agreements and amendments)

     The  encumbrances  of  the  claims  are:

                                   SCHEDULE C



                                  JOINT VENTURE



The Joint Venture Agreement will be in an industry standard form attached hereto or failing a mutual agreement on an acceptable form and not initialed and attached hereto in the form of the Rocky Mountain Mineral Law form 5A.

                                   SCHEDULE D



                      Letter of Intent dated April 13, 2006